UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On September 6, 2018, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors authorized grants of incentive stock options to purchase shares of the Company's common stock and grants of restricted stock units under the Company's 2015 Stock Incentive Plan (the “Plan”) to five of the Named Executive Officers as indicated below.

Each of these new incentive stock options vests annually as to 20 percent of the shares subject to the option over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company's common stock on the grant date, which was $7.83. Each of the new restricted stock units vest annually as to 20 percent of the shares subject to the restricted stock unit over five years beginning on the first anniversary of the date of grant and is subject to the terms and conditions of the Plan. Copies of the Plan and the forms of agreements under which these options and restricted stock units were granted are on file with the Securities and Exchange Commission as exhibits to the Company's reports.

The following table describes the grants of the options and restricted stock units to the five Named Executive Officers effective on September 6, 2018:

		Incentive Stock Options	Restricted Stock Units
Name	Title	Shares Underlying Options	Shares Underlying Units
Reece A. Kurtenbach	President and Chief Executive Officer	13,500	5,400
Sheila M. Anderson	Chief Financial Officer	6,250	2,500
Bradley T. Wiemann	Executive Vice President	6,250	2,500
Matthew J. Kurtenbach	Vice President	6,250	2,500
Carla S. Gatzke	Vice President	6,250	2,500

ITEM 5.07 Submission of Matters to a Vote of Security Holders

(a)
On September 5, 2018, the Company held its Annual Meeting of Shareholders for fiscal 2018 (“2018 Annual Meeting”). Of the 44,588,625 shares of the Company's common stock outstanding and entitled to vote at the 2018 Annual Meeting, 41,799,715 shares, or 93.74 percent, which constituted a quorum, were represented at the 2018 Annual Meeting.

(b)	The results of the votes on the proposals at the 2018 Annual Meeting were as follows.

Proposal 1. Election of Directors. The following individuals were elected as directors by the following vote, each to serve a three-year term that expires on the date of the Annual Meeting of Shareholders in 2021 or until his or her successor is duly elected:

	Number of Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Byron J. Anderson	20,010,083	10,577,300	11,212,332
John P. Friel	20,696,786	9,890,597	11,212,332
Reece A. Kurtenbach	21,086,083	9,501,300	11,212,332

Proposal 2. Advisory (non-binding) approval of the Company's executive compensation. The shareholders approved the compensation of the Company's executive officers as described in its proxy statement for the 2018 Annual Meeting by the following advisory vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
29,023,218	1,114,731	449,434	11,212,332

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for fiscal 2019 was ratified by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
41,509,629	259,651	30,435

Proposal 4. Approval of an Amendment to the Employee Stock Purchase Plan ("ESPP"). The approval of an amendment to the ESPP to increase the number of shares authorized under the ESPP to 4,000,000 (an increase of 1,500,000 shares) was approved by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
30,132,267	358,483	96,633	11,212,332

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer

September 10, 2018